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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        MERIDIAN INTERSTATE BANCORP, INC.
             (Exact name of registrant as specified in its charter)



          MASSACHUSETTS                              20-4652200
----------------------------------------        -------------------
(State of incorporation or organization)        (I.R.S. Employer
                                                Identification No.)


10 MERIDIAN STREET, EAST BOSTON, MASSACHUSETTS        02128
----------------------------------------------      -----------
(Address of principal executive offices)            (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


       Title of each class                   Name of each exchange on which
       to be so registered                   each class it to be registered
------------------------------------     ---------------------------------------
COMMON STOCK, NO PAR VALUE PER SHARE         THE NASDAQ STOCK MARKET, LLC

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-146373.

Securities to be registered pursuant to Section 12(g) of the Act: NONE


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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Incorporated by reference to the portion of the Prospectus under the heading "Description of Meridian Interstate Bancorp, Inc. Capital Stock," filed on September 28, 2007 as part of the Registrant's Registration Statement on Form S-1, File No. 333-146373, as amended.

ITEM 2.           EXHIBITS.

         1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

                  (a)      Articles of Organization

                           Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, File No. 333-146373, filed on September 28, 2007, as amended.

                  (b)      Bylaws

                           Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-146373, filed on September 28, 2007, as amended.

                  (c)      Plan of Stock Issuance

                           Incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-1, File No. 333-146373, filed on September 28, 2007, as amended.

         2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No. 333-146373, filed on September 28, 2007, as amended.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           MERIDIAN INTERSTATE BANCORP, INC.
                                           ---------------------------------
                                                  (Registrant)




Date: December 27, 2007                    By: /s/ Richard J. Gavegnano
                                               --------------------------------
                                               Richard J. Gavegnano
                                               Chairman of the Board and
                                               Chief Executive Officer